SCHEDULE II – AMENDMENT #13

     The following is an amended and restated Schedule II (“Amendment”) to the Amended and Restated Custody Agreement, dated June 19, 2001 (the “Agreement”), by and between The Bank of New York Mellon (previously The Bank of New York) (“Custodian”) and each open-end management investment company listed on Schedule II thereto (each, a “Fund”). This Amendment serves to update Schedule II. Custodian and the Funds hereby agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the Funds listed below.

Schedule II is hereby amended as follows:

Fund: Vanguard Admiral Funds

Series/Tax Identification No.: Vanguard Treasury Money Market Fund/23-2696041

Fund: Vanguard Chester Funds

Series/Tax Identification No.: Vanguard PRIMECAP Fund/23-2311358

Fund: Vanguard CMT Funds

Series/Tax Identification No.: Vanguard Market Liquidity Fund/20-0961056

Fund: Vanguard Fenway Funds

Series/Tax Identification No.: Vanguard PRIMECAP Core Fund/20-1689237

Fund: Vanguard Fixed Income Securities Funds

Series/Tax Identification No.: Vanguard Intermediate-Term Investment-Grade Fund/23-2735379

Vanguard Intermediate-Term Treasury Fund/23-2659568

Vanguard Long-Term Treasury Fund/23-2439151

Vanguard Short-Term Investment-Grade Fund/23-2439153

Vanguard Short-Term Federal Fund/23-2483049

Vanguard Short-Term Treasury Fund/23-2659567

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Fund:	Vanguard Horizon Funds
Series/Tax Identification No.:	Vanguard Capital Opportunity Fund/23-2801528
Vanguard Strategic Equity Fund/23-2787277
Vanguard Strategic Small-Cap Equity Fund/20-4234046
Fund:	Vanguard Malvern Funds
Series/Tax Identification No.:	Vanguard Core Bond Fund/81-1029058
Vanguard Emerging Markets Bond Fund/81-1040527
Fund:	Vanguard Money Market Reserves
Series/Tax Identification No.:	Vanguard Prime Money Market Fund/23-6607979
Vanguard Federal Money Market Fund/23-2439136
Fund:	Vanguard Quantitative Funds
Series/Tax Identification No.:	Vanguard Structured Large-Cap Equity Fund/20-4457289
Vanguard Structured Broad Market Fund/20-5380815
Fund:	Vanguard Scottsdale Funds
Series/Tax Identification No.:	Vanguard Explorer Value Fund/27-1663550
Vanguard Russell 1000 Index Fund/27-2939873
Vanguard Russell 1000 Value Index Fund/27-2939962
Vanguard Russell 1000 Growth Index Fund/27-2940030
Vanguard Russell 2000 Index Fund/27-2940100
Vanguard Russell 2000 Value Index Fund/27-2940202
Vanguard Russell 2000 Growth Index Fund/27-2940282
Vanguard Russell 3000 Index Fund/27-2940415
Fund:	Vanguard Trustees’ Equity Fund
Series/Tax Identification No.:	Vanguard Emerging Markets Select Stock Fund/45-1137578

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Fund:	Vanguard Variable Insurance Funds
Series/Tax Identification No.:	Capital Growth Portfolio/55-0795775
Growth Portfolio/23-2719785
Money Market Portfolio/23-2585135
Short-Term Investment-Grade Portfolio/23-2980466
Fund:	Vanguard Whitehall Funds
Series/Tax Identification No.:	Vanguard Global Minimum Volatility Fund/46-9759331
Vanguard Selected Value Fund/23-2827110
Vanguard High Dividend Yield Index Fund/20-5596733
Vanguard International Dividend Appreciation Index Fund/
47-5192304
Vanguard International High Dividend Yield Index Fund/
47-5195802

AGREED TO as of the _____ day of February, 2016, BY:

THE BANK OF NEW YORK MELLON By: Name: Title:	Each Fund Listed on Schedule II By: Name: Thomas J. Higgins Title: Chief Financial Officer

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